POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Felicia Hendrix, Christopher Rogers and Joshua Sidsworth, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1)          prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by the Securities Exchange Act of 1934 (including, but not limited to, Section 16(a) and the rules thereunder), the Securities Act of 1933 (including, but not limited to, Rule 144 thereunder) or any rule or regulation of the SEC;

(2)          act as an account administrator for the undersigned’s Electronic Data Gathering and Retrieval system (“EDGAR”) account, including: (i) appointing, removing and replacing account administrators, technical administrators, account users and delegated entities; (ii) maintaining the security of the undersigned’s EDGAR account, including modification of access codes; (iii) maintaining, modifying and certifying the accuracy of information on the undersigned’s EDGAR account dashboard; and (iv) taking any other actions contemplated by Rule 10 of Regulation S-T;

(3)          execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of PENN Entertainment, Inc., a Pennsylvania corporation (the "Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, Form 144 in accordance with Rule 144 of the Securities Act of 1933 and any other forms or reports (including amendments thereto) the undersigned may be required to file in connection with the undersigned's ownership, acquisition, or disposition of securities of the Company;

(4)          do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, Form 144 or other form or report (including amendments thereto), and timely file such form, schedule or report with the SEC and any stock exchange or similar authority; and

(5)          take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney- in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in- fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 and rules thereunder, Rule 144 of the Securities Act of 1933.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5, and Form 144 (including amendments thereto) with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys- in-fact. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of June 23, 2025.

/s/ Carlos Ruisanchez
Carlos Ruisanchez